VEEVA SYSTEMS INC. COMPENSATION RECOVERY (“CLAWBACK”) POLICY  1    COMPENSATION RECOVERY (“CLAWBACK”) POLICY  (Effective as of September 20, 2023)   Veeva Systems Inc. (including its affiliates, the “Company”) is committed to strong corporate governance.  As  part  of  this  commitment,  the  Company’s  Board  of  Directors  (the  “Board”)  has  adopted  this  Compensation Recovery (“Clawback”) Policy (“Policy”). This Policy is intended to further the Company’s  compensation philosophy and  to  comply with applicable  law by providing  for  the  recovery of  certain  executive compensation in the event of an Accounting Restatement. The capitalized terms in this Policy  are defined below.   This Policy is intended to comply with Section 10D of the Securities Exchange Act of 1934 (the “Exchange  Act”), with Rule 10D‐1 under  the Exchange Act, and with  the  listing standards of  the New York Stock  Exchange (“NYSE”). This Policy will be interpreted in a manner that is consistent with the requirements of  Section 10D of the Exchange Act, Rule 10D‐1 under the Exchange Act, and with the listing standards of the  NYSE, including any interpretive guidance provided by the NYSE.   The  application of  the Policy  to Executive Officers  is not discretionary  and  applies without  regard  to  whether an Executive Officer was at fault, except to the limited extent provided below.   Persons Covered by the Policy  This  Policy  is  binding  and  enforceable  against  all  Executive Officers.  Each  Executive  Officer  shall  be  required  to  sign  and  return  to  the Company  an  acknowledgement pursuant  to which  such  Executive  Officer will agree to be bound by the terms and comply with this Policy, provided that failure to obtain  such acknowledgement shall have no impact on the applicability or enforceability of this Policy.   Administration of the Policy  The  Compensation  Committee  (the  “Compensation  Committee”)  of  the  Board  has  full  delegated  authority to administer this Policy. The Compensation Committee is authorized to interpret and construe  this Policy and to make all determinations necessary, appropriate, or advisable for the administration of  this Policy. In addition, if determined in the discretion of the Board, this Policy may be administered by  the  independent members of the Board or another  independent committee thereof,  in which case all  references  herein  to  the  Compensation  Committee  shall  be  deemed  references  to  the  independent  members  of  the  Board  or  the  other  independent  committee  of  the  Board,  as  applicable.  All  determinations of the Compensation Committee and any other administrator of the Policy will be final  and binding on all interested persons and will be given the maximum deference permitted by law.  Compensation Covered by the Policy  This Policy applies to all  Incentive‐Based Compensation that  is Received by an Executive Officer at any  time during  the applicable performance period  for  that  Incentive‐Based Compensation, provided  that  such Incentive‐Based Compensation is Received (A) after October 2, 2023, (B) after such individual begins

VEEVA SYSTEMS INC. COMPENSATION RECOVERY (“CLAWBACK”) POLICY  2 service as an Executive Officer, and (C) during the Covered Period (“Clawback Eligible Incentive‐Based  Compensation”).   Events Requiring Application of the Policy  If the Company is required to prepare an accounting restatement due to the material noncompliance of  the Company with any financial reporting requirement under the securities laws, including any required  accounting restatement to correct an error  in previously  issued financial statements that  is material to  the previously  issued financial statements, or that would result  in a material misstatement  if the error  were  corrected  in  the  current  period  or  left  uncorrected  in  the  current  period  (an  “Accounting  Restatement”); AND   any Executive Officer has Received Clawback Eligible  Incentive‐Based Compensation  that exceeds  the  amount of Incentive‐Based Compensation that otherwise would have been Received had such Incentive‐ Based Compensation been determined based on the restated amounts, computed without regard to any  taxes paid (such compensation, the “Erroneously Awarded Compensation”);   then,  the  Company  will  recover  reasonably  promptly  the  amount  of  such  Erroneously  Awarded  Compensation in compliance with this Policy unless an exception applies under this Policy.  Determining Erroneously Awarded Compensation for Certain Incentive‐Based Compensation  To  determine  the  amount  of  Erroneously Awarded  Compensation  for  Incentive‐Based  Compensation  based on stock price or total shareholder return, where  it  is not subject to mathematical recalculation  directly from the information in an Accounting Restatement:   The amount must be based on a  reasonable estimate of  the effect of  the Accounting  Restatement on  the stock price or  total shareholder  return upon which  the  Incentive‐ Based Compensation was Received; and   The Company must maintain documentation of  the determination of  that  reasonable  estimate and provide such documentation to the NYSE.  Repayment of Erroneously Awarded Compensation  Executive Officers are required to repay Erroneously Awarded Compensation to the Company. Subject to  applicable  law,  the Company may  recover  such Erroneously Awarded Compensation by  requiring  the  Executive Officer to repay such amount to the Company by direct payment to the Company or such other  means or combination of means as the Compensation Committee determines to be appropriate (which  determinations need not be identical as to each Executive Officer), which may include, without limitation:  (a) requiring reimbursement of cash Incentive‐Based Compensation previously paid; (b) seeking recovery  of any gain realized on the vesting, exercise, settlement, sale, transfer, or other disposition of any equity‐ based awards; (c) offsetting the amount to be recovered from any unpaid or future compensation to be  paid by the Company to the Executive Officer; (d) canceling outstanding vested or unvested equity awards;  and/or  (e) taking  any  other  remedial  and  recovery  action  permitted  by  law,  as  determined  by  the  Compensation Committee. The repayment of Erroneously Awarded Compensation shall be made by such  Executive Officer notwithstanding any Executive Officer’s belief (whether  legitimate or non‐legitimate)  that  the  Erroneously  Awarded  Compensation  had  been  previously  earned  under  applicable  law  and  therefore not subject to clawback.

VEEVA SYSTEMS INC. COMPENSATION RECOVERY (“CLAWBACK”) POLICY  3 This Policy does not preclude the Company from taking any other action to enforce an Executive Officer’s  obligations to the Company or to discipline an Executive Officer, including (without limitation) termination  of employment,  institution of civil proceedings,  reporting of misconduct  to appropriate governmental  authorities, reduction of future compensation opportunities or change in role. The decision to take any  actions described  in  the preceding  sentence will not be  subject  to  the approval of  the Compensation  Committee and can be made by the Board, any committee of the Board, or any duly authorized officer of  the Company.  Exceptions to the Policy  The Company must recover the Erroneously Awarded Compensation in accordance with this Policy except  to  the  limited  extent  that  the  conditions  of  Exchange  Act  Rule  10D‐1(b)(1)(iv)  and  the  NYSE  listing  standards are met, and the Compensation Committee has made a determination that recovery of  the  Erroneously Awarded Compensation would be impracticable.  Defined Terms in this Policy  The capitalized terms in this Policy have the following meaning, unless clearly required otherwise by the  context.  “Accounting Restatement Determination Date” means the earliest to occur of:    A. The date  the Board, a committee of  the Board, or one or more of  the officers of  the  Company authorized  to  take such action  if Board action  is not  required, concludes, or  reasonably  should  have  concluded,  that  the  Company  is  required  to  prepare  an  Accounting Restatement; and  B. The date  a  court,  regulator, or other  legally  authorized body directs  the Company  to  prepare an Accounting Restatement.  “Covered  Period”  means  the  three  completed  fiscal  years  immediately  preceding  the  Accounting  Restatement Determination Date, as well as any  transition period  (that  results  from a  change  in  the  Company’s fiscal year) within or immediately following those three completed fiscal years in accordance  with Exchange Act Rule 10D‐1. The Company’s obligation to recover Erroneously Awarded Compensation  (as defined below) is not dependent on if or when the restated financial statements are filed.  “Executive Officer” means  each  individual who  is  or was designated  as  an  “officer” by  the Board  in  accordance with Exchange Act Rule 16a‐1(f).  Identification of an executive officer  for purposes of  this  Policy would include at a minimum executive officers identified pursuant to Item 401(b) of Regulation S‐ K. For  the avoidance of doubt, even  if an  individual who was  formerly designated as an officer of  the  Company is no longer designated as such, that individual will continue to be an Executive Officer under  this Policy.  “Financial Reporting Measure” has the meaning set forth in Rule 10D‐1(d) under the Exchange Act and  Section 303A.14 of the NYSE Listed Company Manual.  “Incentive‐Based Compensation” has the meaning set forth in Rule 10D‐1(d) under the Exchange Act and  Section 303A.14 of the NYSE Listed Company Manual. For the avoidance of doubt, no compensation that  is potentially subject to recovery under this Policy will be earned until the Company’s right to recover

VEEVA SYSTEMS INC. COMPENSATION RECOVERY (“CLAWBACK”) POLICY  4 under the Policy has lapsed. The adopting release of Rule 10D‐1 under the Exchange Act contains a non‐ exhaustive list of items of compensation that are not considered Incentive‐Based Compensation.    “Received” has the meaning set forth in Rule 10D‐1(d) under the Exchange Act and Section 303A.14 of  the NYSE Listed Company Manual.  Other Important Information in the Policy  This Policy is in addition to the requirements of Section 304 of the Sarbanes‐Oxley Act of 2002 that are  applicable  to  the Company’s Chief  Executive Officer  and Chief  Financial Officer,  as well  as  any other  applicable  laws, regulatory requirements, or rules. This Policy will only apply while the Company has a  class of securities listed on a national securities exchange.  Notwithstanding the terms of any of the Company’s organizational documents (including, but not limited  to, the Company’s Amended and Restated Bylaws), any corporate policy or any contract (including, but  not limited to, any indemnification agreement), the Company will not indemnify any Executive Officer or  former Executive Officer against any loss of Erroneously Awarded Compensation. The Company will not  pay  for  or  reimburse  insurance  premiums  for  an  insurance  policy  that  covers  potential  recovery  obligations. In the event the Company is required to recover Erroneously Awarded Compensation from a  former Executive Officer pursuant to this Policy, the Company will be entitled to seek such recovery  in  order  to  comply with  applicable  law,  regardless  of  the  terms  of  any  release  of  claims  or  separation  agreement the former Executive Officer may have signed.   The Compensation Committee or Board may review and modify this Policy from time to time.  If any provision of this Policy or the application of any such provision to any Executive Officer shall be  adjudicated  to  be  invalid,  illegal,  or  unenforceable  in  any  respect,  such  invalidity,  illegality  or  unenforceability shall not affect any other provisions of this Policy, and the invalid, illegal or unenforceable  provisions shall be deemed amended to the minimum extent necessary to render any such provision or  application enforceable.

VEEVA SYSTEMS INC. COMPENSATION RECOVERY (“CLAWBACK”) POLICY  5    ACKNOWLEDGEMENT   I acknowledge that I have received and read the Compensation Recovery (“Clawback”) Policy (the  “Policy”) of Veeva Systems Inc. (including its affiliates, the “Company”).   I understand and acknowledge that the Policy applies to me, and all of my beneficiaries, heirs,  executors, administrators, or other legal representatives and that the Company’s right to recovery  in order to comply with applicable law will apply, regardless of the terms of any release of claims  or separation agreement I have signed or will sign in the future.   I agree to be bound by and comply with the Policy and understand that determinations of the  Compensation Committee (as such term is used in the Policy) will be final and binding and will be  given the maximum deference permitted by law.   I  understand  and  agree  that  my  current  indemnification  rights,  whether  in  an  individual  agreement or the Company’s organizational documents, exclude the right to be indemnified for  amounts required to be recovered under the Policy.    I understand the Company will not indemnify me or pay for an insurance policy that would cover  my  loss under  the Policy, notwithstanding  the  terms of  any of  the Company’s organizational  documents, any corporate policy or any contract.    I understand that my failure to comply in all respects with the Policy is a basis for termination of  my employment with the Company as well as any other appropriate discipline.   I  understand  that  neither  the  Policy,  nor  the  application  of  the  Policy  to me,  gives  rise  to  a  resignation  for  good  reason  (or  similar  concept)  by  me  under  any  applicable  employment  agreement or arrangement.   I acknowledge that if I have questions concerning the meaning or application of the Policy, it is  my responsibility to seek guidance from the General Counsel of the Company.   I  acknowledge  that  neither  this  Acknowledgement  nor  the  Policy  is meant  to  constitute  an  employment contract.  Please review, sign, and return this form to the Corporate Legal Group.          (print name)          (signature)          (date)